Exhibit 3.5

ARTICLES OF AMENDMENT
BY THE SOLE SHAREHOLDER TO
THE ARTICLE OF INCORPORATION OF
CGG AMERICAS INC.

     Pursuant to the provisions Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

I.

     The name of the corporation is CGG Americas Inc.

II.

     The Filing number issued to the corporation by the secretary of the state is: 24374700.

III.

     The following amendment to the Articles of Incorporation was adopted by the sole shareholder on December 15, 2004, and by all of the directors of the corporation on December 15, 2004.

1.	The number of redeemable shares to be redeemed or purchased is 9,439,541, itemized as follows:

Class	Series	Number of Shares

A	Par Value	9,439,541

2.	The number of redeemable shares to be cancelled through redemption or purchase is 9,439,541, itemized as follows:

Class	Series	Number of Shares

A	Par Value	9,439,541

3.	The aggregate number of issued shares of the corporation, after giving effect to such cancellation is 17,986,958, itemized as follows:

Class	Series	Number of Shares

A	Par Value	17,986,958

4.	The amount of the stated capital of the corporation after gibing effect to such cancellation is $76,219,626.

IV.

     The number of share of the corporation issued and outstanding at the time of such adoption was 27,426,499 and the number of shares entitled to vote thereon was 27,426,499.

V.

     The number of shares voted for such amendment was 27,426,499 the number of shares voted against such amendment was zero. Accordingly, such amendment was unanimously approved by the shareholders.

VI.

     The amendments to the articles of incorporation have been approved in the manner requires by the Texas Business Corporation Act and by the constituent documents of the corporation. The holders of all the shares outstanding entitled to vote on the amendment have signed a consent in writing adoption such amendment.

     The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is December 27, 2004.

     Dated the 15th day of December, 2004

Signature of Authorized Officer
/s/ J. Miller
President

/s/ Meloney Brackett
Secretary

2